                                                                    EXHIBIT 10.2




                            TAX ALLOCATION AGREEMENT

                                 BY AND BETWEEN

                         WEATHERFORD INTERNATIONAL, INC.

                                       AND

                               GRANT PRIDECO, INC.



                                 APRIL __, 2000

                                TABLE OF CONTENTS


1.       Grant Group................................................  -2-

2.       Tax Returns................................................  -2-

3.       Obligation for Payment of Taxes............................  -4-

4.       No Weatherford Tax Payments................................  -5-

5.       Grant Tax Payments.........................................  -6-

6.       Tax Credits; Deferred Intercompany Gains...................  -7-

7.       Grant Tax Carryovers; Payment by Grant.....................  -8-

8.       Tax Audits.................................................  -8-

9.       Proposed Adjustments.......................................  -9-

10.      Notice of Settlement or Compromise.........................  -9-

11.      Grant's Right to Contest................................... -10-

12.      Subsequent Adjustments or Refunds.......................... -10-

13.      Grant Spin-Off Tax Indemnity............................... -11-

14.      Future Actions............................................. -11-

15.      Combined, Consolidated or Unitary Basis Returns............ -11-

16.      Earnings and Profits Information........................... -12-

17.      Tax Interpretation......................................... -12-

18.      Consistent Tax Treatment................................... -13-

19.      Retention of Records....................................... -13-

20.      Expenses................................................... -13-

21.      Definitions................................................ -14-
         "After-Tax Basis".......................................... -14-
         "Agreed Rate".............................................. -14-


         "Code"...................................................... -14-
         "Distribution Agreement".................................... -14-
         "Grant"..................................................... -14-
         "Grant Group"............................................... -14-
         "Interim Period"............................................ -14-
         "Returns"................................................... -14-
         "Ruling".................................................... -14-
         "Short Period".............................................. -15-
         "Spin-Off".................................................. -15-
         "Spin-Off Date"............................................. -15-
         "Spin-Off Tax".............................................. -15-
         "Tax Authority"............................................. -15-
         "Taxes"..................................................... -15-
         "Transfer Tax".............................................. -15-
         "Weatherford"............................................... -16-
         "Weatherford Group"......................................... -16-
         "WEI"....................................................... -16-

22.      Notices..................................................... -16-

23.      Binding Effect; Successors.................................. -16-

24.      Severability................................................ -17-

25.      Entire Agreement............................................ -17-

26.      Governing Law............................................... -17-

27.      Arbitration................................................. -18-

EXHIBIT A - MEMBERS OF THE GRANT GROUP

                            TAX ALLOCATION AGREEMENT


         THIS TAX ALLOCATION AGREEMENT, made and entered into as of the ____ day of April, 2000, by and between WEATHERFORD INTERNATIONAL, INC., a Delaware corporation ("Weatherford"), and GRANT PRIDECO, INC., a Delaware corporation ("Grant").

                              W I T N E S S E T H:

         WHEREAS, Weatherford is the common parent of an affiliated group of corporations (hereinafter referred to as the "Weatherford Group") within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), which affiliated group includes (x) corporations owned by Weatherford (formerly known as EVI, Inc.) and (y) corporations owned by Weatherford Enterra, Inc., a Delaware corporation ("WEI"), on May 27, 1998, the date on which WEI merged with and into Weatherford, and (z) corporations acquired by Weatherford or other members of the Weatherford Group subsequent to May 27, 1998, and the members of the Weatherford Group have heretofore joined in filing consolidated Federal income Tax Returns;

         WHEREAS, prior to May 27, 1998, Weatherford and its eligible subsidiaries joined in filing consolidated Federal income Tax Returns as an affiliated group and WEI and its eligible subsidiaries joined in filing consolidated Federal income Tax Returns as an affiliated group;

         WHEREAS, Grant and its subsidiaries have been members of the Weatherford Group;

         WHEREAS, on or about April __, 2000, certain assets associated with the drilling products business conducted by the Weatherford Group, including the stock of certain subsidiaries included in the Weatherford Group and engaged in the drilling products business, will be contributed to the capital of Grant or otherwise acquired by Grant or one or more of its subsidiaries;

         WHEREAS, Weatherford, on or about April __, 2000 (the "Spin-Off Date"), will distribute to its stockholders all of the outstanding stock of Grant (the "Spin-Off"), and thereafter Grant and its subsidiaries will no longer be members of the Weatherford Group for Federal income Tax purposes; and

         WHEREAS, the parties desire to provide for the sharing of the Federal, state, local and foreign income Tax liabilities and benefits accrued prior to the Spin-Off between Weatherford and its subsidiaries and Grant and its subsidiaries;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Grant Group. For purposes of this Agreement, the "Grant Group" shall mean (i) Grant, (ii) Grant's subsidiaries, and (iii) those corporations and other entities whose stock or ownership interests will be contributed to Grant prior to the Spin-Off Date, all of such subsidiaries of Grant and such corporations and other entities being listed on Exhibit A attached hereto. Unless otherwise specified, whenever items of income, gain, loss, deduction, credit, or other Tax attributes of Grant are referred to in this Agreement, the reference shall be to the collective amounts of such items for the Grant Group.

         2. Tax Returns. Weatherford shall prepare and file or cause to be prepared and filed timely all appropriate Returns in respect of Grant and the other members of the Grant Group that (i) are required to be filed on or before the Spin-Off Date; or (ii) are required to be filed after the Spin-Off Date that
(A) are required to include, on a consolidated, combined or unitary basis, the operations of Grant or any other member of the Grant Group for any Tax period or portion thereof ending on or before the Spin-Off Date; or (B) are required to be filed by Grant or any other member of the Grant Group on a separate return basis for any Tax period ending on or before the Spin-Off Date. To the extent requested by Weatherford, Grant shall participate in the filing of and shall file any required Returns with respect to any Tax period that ends on or before the Spin-Off Date. Grant shall prepare or cause to be prepared the schedules in respect of Grant and other members of the

Grant Group containing the information necessary for Weatherford to prepare any consolidated, combined or unitary Returns. If Weatherford, after consulting with Grant, files any such consolidated, combined or unitary Return using information with respect to Grant and the other members of the Grant Group that is different from the information prepared and furnished by Grant and Weatherford and Grant thereafter are unable to resolve such difference, such difference shall constitute a claim for purposes of Paragraph 27 of this Agreement. Grant shall also prepare or cause to be prepared and shall file or cause to be filed all other Returns required of Grant or any other members of the Grant Group, or in respect of its or any of their activities, for any Tax period ending after the Spin-Off Date that includes the operations of Grant or any other member of the Grant Group prior to the Spin-Off Date. The parties hereto will, to the extent permitted by applicable law, elect with the relevant Tax Authority to treat for all purposes the Spin-Off Date as the last day of a Tax period of Grant and the other members of the Grant Group, and such period shall be treated as a "Short Period" for purposes of this Agreement. In any case where applicable law does not permit Grant to treat the Spin-Off Date as the last day of a Short Period, then for purposes of this Agreement, the portion of such Taxes that is attributable to the operations of Grant and the other members of the Grant Group for such Interim Period (as defined below) shall be (i) in the case of Taxes that are not based in whole or in part on income or gross receipts, the total amount of such Taxes for the period in question multiplied by a fraction, the numerator of which is the number of days in the Interim Period, and the denominator of which is the total number of days in the entire period in question, and (ii) in the case of Taxes that are based in whole or in part on income or gross receipts, the Taxes that would be due with respect to the Interim Period, if such Interim Period were a Short Period. "Interim Period" means with respect to any Taxes imposed on Grant or any other members of the Grant Group for which the Spin-Off Date is not the last day of a Short Period, the period of time beginning on the first day of the actual Tax period that includes (but does not end on) the Spin-Off Date and ending on and including the Spin-Off Date. Any franchise Tax shall be allocated to the Tax period or portion thereof during which the right to do business obtained by the payment of such franchise Tax relates, regardless of whether such franchise Tax is measured by income, operations, assets or capital relating to another Tax period.

         3. Obligation for Payment of Taxes. Weatherford shall be entitled to receive from Grant amounts calculated in accordance with Paragraphs 5, 7 and 12 hereof. Except as otherwise provided in Paragraph 5, the amounts, if any, that Grant shall be obligated to pay Weatherford pursuant to Paragraph 5, with respect to Tax periods of the Weatherford Group ending on or prior to the Spin-Off Date, shall be paid (i) within 120 days after the Spin-Off Date where the Taxes were paid by Weatherford on or before the Spin-Off Date and shall include interest thereon calculated for the period from the Spin-Off Date to the date of payment at a per annum rate of interest (computed on the basis of the actual number of days elapsed (including the Spin-Off Date but excluding the payment date) over a year of 365 or 366 days, as the case may be) equal to 10 percent, or (ii) within 30 days after the date of payment where the Taxes are paid by Weatherford after the Spin-Off Date. This initial settlement shall be based on the Returns as they have been filed and shall include any amendments of or adjustments to such Returns that have been finally settled. Except as otherwise provided in Paragraph 5, any amounts that Grant shall be obligated to pay Weatherford pursuant to Paragraph 5 with respect to Tax periods of the Weatherford Group ending after the Spin-Off Date shall be paid within 30 days after filing of the Returns for such Tax periods. In the event of an adjustment to the amount of payment for any Tax period as determined under Paragraph 12, Weatherford shall be entitled to receive from Grant such payment within 30 days after payment of a deficiency to or receipt of a refund from the Tax Authority. In the event of an adjustment under

Paragraph 12 resulting in no additional payment to or receipt of a refund from the Tax Authority, settlement shall be made within 30 days after filing of the amended Return or final settlement of the adjustment. In the event that Grant is delinquent in paying to Weatherford any amount due pursuant to this Paragraph 3, including any interest accrued thereon pursuant to this Paragraph 3, or Paragraph 7 hereof, such unpaid amount shall bear interest from the original due date until paid at a per annum rate equal to the lesser of (a) 12 percent and
(b) the maximum lawful non-usurious rate of interest, if any, which under applicable law Weatherford is permitted to charge Grant thereon from time to time.

         4. No Weatherford Tax Payments. Except as otherwise provided in Paragraph 12 hereof, Weatherford shall not be obligated to pay Grant for any Tax credits of the Grant Group or any losses or deductions of the Grant Group used by the Weatherford Group to reduce its Federal income Tax liability or Federal taxable income for any Tax period ending on or before the Spin-Off Date. For purposes of these computations, the allocation of Tax attributes to the Grant Group and absorption thereof by the Weatherford Group for each Tax period shall be determined in accordance with the Treasury Regulations under Section 1502 of the Code, applied in a manner consistent with practices and methods followed in reporting the Federal income Tax liability of the Weatherford Group for such Tax periods. In any instance where a Tax attribute must be characterized, the characterization prescribed by the aforementioned Treasury Regulations will control.

         5. Grant Tax Payments. For each Tax period of the Weatherford Group which includes income of the Grant Group, Grant shall be obligated to pay Weatherford an amount equal to the product of (i) the net taxable income of the Grant Group included in the consolidated Federal income Tax Return of the Weatherford Group for such period, multiplied by (ii) the highest marginal statutory Federal corporate income Tax rate applicable to such income for such period; provided, however, that no payment shall be required pursuant to this Paragraph 5 to the extent such payments have previously been made by the Grant Group to members of the Weatherford Group other than the Grant Group under any Tax sharing agreement or arrangement (whether written or oral) or any other similar system of payments with respect to Federal income Taxes of the Weatherford Group in existence prior to the Spin-Off Date, including, but not limited to, any estimated Tax payments. For purposes of these computations, the allocation of Tax attributes to the Weatherford Group and absorption thereof by the Grant Group for each Tax period shall be determined in accordance with the Treasury Regulations under Section 1502 of the Code, applied in a manner consistent with practices and methods followed in reporting the Federal income Tax liability of the Weatherford Group for such Tax periods. In any instance where a Tax attribute must be characterized, the characterization prescribed by the aforementioned Treasury Regulations will control. To the extent, if any, that the amount of Taxes Weatherford is required to pay with respect to the net taxable income of the Grant Group for a Tax period is less than the amount calculated as owed by Grant to Weatherford under this Paragraph 5, the amount owed by Grant to Weatherford shall be (i) reduced to the extent that such difference is attributable to Tax benefits of the Weatherford Group used which would have otherwise expired unused but for the fact that the Grant Group had net taxable income for such Tax period, or (ii) deferred to the extent such difference is attributable to Tax benefits of the Weatherford Group used which would have otherwise carried forward to a subsequent year or years but for the fact that the Grant Group had net taxable income for such Tax period. In the event an amount otherwise payable by Grant to Weatherford is deferred pursuant to clause (ii) of the immediately preceding sentence, such amount shall be paid by Grant to Weatherford within 30 days after the filing of the Tax Return for the Tax period in which such Tax benefits of the Weatherford Group previously used would have been used. Any amount payable by Grant to Weatherford pursuant to the immediately preceding sentence shall not be greater than the amount of Tax paid by Weatherford as a consequence of the Tax benefits of the Weatherford Group previously having been used to offset taxable income of the Grant Group.

         6. Tax Credits; Deferred Intercompany Gains. For purpose of the calculations under this Agreement, any loss of Tax credits resulting from or attributable to the transfer of assets to Grant or any other member of the Grant Group in connection with the Spin-Off shall be ignored and all calculations shall be made as though all such tax credits were available for use by the Weatherford Group. In the event any deferred intercompany gain attributable to assets transferred to Grant or any other members of the Grant Group by other members of the Weatherford Group is recognized by the Weatherford Group by reason of the Spin-Off, such deferred intercompany gain, if any, shall be deemed to be a gain of the Grant Group for its taxable year ending on the Spin-Off Date for purposes of all calculations under this Agreement, including the calculation of Taxes owed by Grant to Weatherford pursuant to Paragraphs 3 and 5 hereof.

         7. Grant Tax Carryovers; Payment by Grant. Notwithstanding anything in this Agreement to the contrary, with respect to items of loss or other Tax benefits apportioned to and carried over by the Grant Group after the Spin-Off (under the Treasury Regulations governing Federal consolidated income Tax Returns) and regardless of whether such Tax benefits (x) are used by the Grant Group to reduce its Federal income Tax liability after the Spin-Off or (y) expire unused by the Grant Group, Grant shall pay to Weatherford an amount equal to any such item of loss or other Tax benefit multiplied by the highest marginal statutory Federal corporate income Tax rate in effect on the Spin-Off Date. Any payment due from Grant to Weatherford pursuant to this Paragraph 7 shall be payable on the earlier of 30 days after (x) the date of filing of the Return which includes such item of loss or other Tax benefit or (y) the end of the Tax year in which such item of loss or other Tax benefit expires unused. Weatherford agrees to cooperate with Grant in determining the amount of such items of loss or other Tax benefits apportioned to and carried over by the Grant Group after the Spin-Off.

         8. Tax Audits. In the event of an audit by any Tax Authority of a Return filed by Weatherford for any Tax period ending prior to or on the Spin-Off Date (or any Tax period thereafter in which a carryforward of the Grant Group's Tax benefits is used), Weatherford shall give Grant timely and reasonable notice of such audit proceedings and Grant shall have the right to participate in any such audit; provided, however, that Weatherford shall have the full power and authority to control such audit. In connection with any such audit, Grant will provide all necessary information and other assistance reasonably requested by Weatherford with respect to issues concerning the activities of the Grant Group. All communications with any such Tax Authority and its employees concerning any such audit will be made by Weatherford unless otherwise agreed between the parties hereto. In connection with its participation in any audit, Grant shall be given reasonable notice of all material meetings, investigations, field examinations and similar events and copies of all relevant material correspondence between the Tax Authority conducting the audit and Weatherford.

         9. Proposed Adjustments. Weatherford shall give prompt notice to Grant of any adjustment or adjustments proposed by any Tax Authority relating to the activities of the Grant Group for any Tax period ending prior to or on the Spin-Off Date. After consulting with Grant, Weatherford shall determine in its sole discretion the nature of all action to be taken to contest such proposed adjustment, including whether any such action shall initially be contested by way of judicial or administrative proceedings, or both, whether any such proposed adjustment shall be contested by resisting payment thereof or by paying the same and seeking a refund thereof, and if Weatherford shall undertake to contest such proposed adjustment, the court or other judicial body before which such action will be commenced. Weatherford shall have full control over any contest or administrative proceeding pursuant to this Paragraph, but Grant, at its expense and subject to approval by Weatherford, which approval shall not be unreasonably withheld, may participate in any proceedings contesting any proposed adjustment relating to the activities of the Grant Group.

         10. Notice of Settlement or Compromise. Weatherford shall give prompt notice to Grant of any proposal made to it at the time of an audit or otherwise, to settle or compromise issues relating to the Tax liabilities of the Grant Group for any Tax period ending prior to or on the Spin-Off Date. Weatherford will not accept or offer any settlement or compromise of such issues without the consent of Grant, and such consent shall not be unreasonably withheld. If, in Weatherford's opinion, Grant unreasonably withholds such consent, Weatherford shall have the right to settle or compromise such issues on the basis contained in the notice to Grant. If Grant thereafter desires to dispute such settlement or compromise, Grant's claim with respect thereto shall constitute a claim for purposes of Paragraph 27 of this Agreement.

         11. Grant's Right to Contest. Should Weatherford decline or cease to contest any proposed adjustment relating to the activities of the Grant Group for any Tax period ending prior to or on the Spin-Off Date, Weatherford shall so notify Grant. Grant, at its expense and upon providing reasonable assurances to Weatherford of Grant's ability to pay any Taxes resulting from any such proposed adjustment, may contest such proposed adjustment; but in no event shall Grant be permitted to accept or offer any settlement or compromise that would require the settlement or compromise of issues relating to the Tax liabilities of members of the Weatherford Group other than the Grant Group.

         12. Subsequent Adjustments or Refunds. With respect to any Tax period of the Weatherford Group for which Weatherford received from Grant a payment pursuant to Paragraph 5,

Paragraph 7 or this Paragraph 12, if the filing of an amended income Tax Return, final determination of any adjustment made by any Tax Authority or the receipt of a refund by Weatherford occurs with respect to such period and such event would cause a difference in the amount of payment required for such period as previously calculated pursuant to Paragraph , Paragraph 7 or this Paragraph 12, Weatherford shall give Grant prompt notice of such difference and Weatherford shall be obligated to pay or entitled to receive from Grant the amount of such difference. Any amount required to be paid pursuant to this Paragraph 12 shall include any interest imposed by or received from the Tax Authority if the adjustment results in the payment of Tax to or receipt of Tax from the Tax Authority.

         13. Grant Spin-Off Tax Indemnity. Notwithstanding any other provision of this Agreement to the contrary, Grant shall be liable for, shall pay and shall indemnify and hold Weatherford and the other members of the Weatherford Group harmless, on an After-Tax Basis, against (A) any Transfer Taxes and other Taxes which may be imposed or assessed as a result of the contribution by Weatherford to the capital of Grant or the acquisition (by sale or purchase or otherwise) by Grant or one or more of the other members of the Grant Group of assets associated with the drilling products business conducted by the Weatherford Group, including the stock of certain subsidiaries included in the Weatherford Group and engaged in the drilling products business, (B) any Taxes resulting from the recognition of deferred intercompany gains as contemplated by Paragraph 6 hereof and (C) any Spin-Off Tax. In determining the amount of, and the time of payment of, any such Transfer Taxes, other Taxes or Spin-Off Tax owed by Grant to Weatherford, the principles set forth in the last three sentences of Paragraph 5 shall apply.

         14. Future Actions. Grant agrees that, during the three-year period following the Spin-Off, it will not engage in any transaction that could adversely affect the tax treatment of the Spin-Off without the prior written consent of Weatherford, which consent may be withheld in Weatherford's discretion, unless Grant delivers to Weatherford a supplemental ruling from the Internal Revenue Service or a tax opinion acceptable to Weatherford of nationally recognized tax counsel to the effect that the proposed transaction would not adversely affect the tax treatment of the Spin-Off. Weatherford agrees to cooperate with and provide reasonable assistance to Grant in the event that Grant requests a supplemental ruling from the Internal Revenue Service.

         15. Combined, Consolidated or Unitary Basis Returns. The parties acknowledge that certain state, local or foreign Tax Authorities may require, or one of the parties may desire, to file amended or original state, local or foreign income Tax Returns on a combined, consolidated or unitary basis. Such filing may result in an aggregate decrease in the state, local or foreign income Tax of both parties; however, one party may suffer a Tax increase compared to its state, local or foreign income Tax liability calculated on a separate company basis, while the other party enjoys a Tax decrease. In any such event, the parties intend that the required calculations for determining which party owes Taxes to the other with respect thereto be made by utilizing the principles set forth in Paragraphs 3, 4, 5, 7 and 12 hereof.

         16. Earnings and Profits Information. The parties agree to share such information as is necessary to properly allocate the earnings and profits of the Grant Group in accordance with the Code and Treasury Regulations for Tax periods prior to or ending on the Spin-Off Date. After the Spin-Off, Weatherford agrees to provide Grant and Grant's independent auditors with such information as is necessary to verify amounts received or receivable or paid or payable by Grant under this Agreement. Grant agrees to make available to Weatherford, upon request, all Federal, state, local and foreign Tax Returns, work papers and other documents pertaining to the activities of the Grant Group prior to the Spin-Off.

         17. Tax Interpretation. For all Tax purposes and notwithstanding any other provision of this Agreement, to the extent permitted by applicable law, the parties hereto shall treat any payment made pursuant to this Agreement as a capital contribution or dividend distribution, as the case may be, immediately prior to the Spin-Off Date and, accordingly, as not includible in the taxable income of the recipient. If it is finally determined that the receipt or accrual of any payment made under this Agreement is taxable to the recipient, the payor shall pay to the recipient, on an After-Tax Basis, an amount equal to any increase in the Taxes of the recipient as a result of receiving the payment from the payor.

         18. Consistent Tax Treatment. To the extent that assets are assigned, sold, transferred or conveyed by a member of the Weatherford Group to Grant or another member of the Grant Group in contemplation of the Spin-Off and any such transaction is treated as a sale for Tax purposes, the aggregate purchase price shall be allocated among the assets assigned, sold, transferred or conveyed as determined by Weatherford in its sole discretion. Each of Weatherford and Grant agrees to report and, where applicable, to cause the members of their respective groups to report, the purchase prices of such assets as determined by Weatherford.

         19. Retention of Records. Each party hereto agrees, to the extent potentially relevant to the other party, to (1) retain records, documents, accounting and other information (including computer data) necessary for the preparation and filing of all Returns or the audit of such Returns, and (2) give to the other party reasonable access to such records, documents, accounting data, Returns and related books and records and other information (including computer data) and to its personnel (insuring their cooperation) and premises, for purposes of the review or audit of such Returns to the extent relevant to an obligation or liability of a party under this Agreement.

         20. Expenses. Each party will bear its own expenses in complying with this Agreement, including but not limited to the cost of employee work hours. The sharing of fees and expenses of nonemployees and independent contractors mutually engaged by the parties shall be agreed upon before such persons are engaged.

         21. Definitions.

             (a) "After-Tax Basis" means, with respect to any payment, an amount calculated by taking into account the Tax consequences of the receipt of such payment, as well as any Tax benefit associated with the liability giving rise to the payment, in each case calculated on a present value basis using the Agreed Rate.

             (b) "Agreed Rate" means the annual rate of interest quoted, from time to time, by _____________________, N.A. in Houston, Texas as its prime rate of interest for the purpose of determining the interest rates charged by it for United States dollar commercial loans made in the United States.

             (c) "Code" has the meaning set forth in the first recital hereof.

             (d) "Distribution Agreement" means that certain Distribution Agreement dated as of April __, 2000, by and between Weatherford and Grant, as the same may be amended or otherwise modified from time to time pursuant to the terms thereof.

             (e) "Grant" has the meaning set forth in the preamble hereto.

             (f) "Grant Group" has the meaning set forth in Section 1 hereof.

             (g) "Interim Period" has the meaning set forth in Section 2 hereof.

             (h) "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns.

             (i) "Ruling" means the private letter ruling to be issued by the Internal Revenue Service with respect to the Spin-Off and relating to the tax consequences associated with the distribution of all outstanding shares of Grant common stock.

             (j) "Short Period" has the meaning set forth in Section 2 hereof.

             (k) "Spin-Off" has the meaning set forth in the fifth recital hereof.

             (l) "Spin-Off Date" has the meaning set forth in the fifth recital hereof.

             (m) "Spin-Off Tax" means any Tax to which Weatherford or any member of the Weatherford Group is subject as a result of the application of any provision of the Code to the Spin- Off, including without limitation, Section 311(b), Section 355(c)(2), Section 355(e) or Section 361(c)(2) of the Code (or any corresponding or similar provision of state, local or foreign law), other than any such Tax which results solely from the fact that one or more persons acquire after the Spin- Off Date directly or indirectly stock representing a 50-percent or greater interest in Weatherford and such acquisition is subject to
Section 355(e) of the Code.

             (n) "Tax Authority" means the United States Internal Revenue Service or any other comparable state, local or foreign governmental authority.

             (o) "Taxes" means all federal, state, local, foreign and other taxes, duties, levies, imposts, customs or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, value added, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, premium, property, windfall profits, or other taxes, of any kind whatsoever, together with any interest, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto, and the term "Tax" means any one of the foregoing Taxes.

             (p) "Transfer Tax" means any excise, sales, use, transfer, documentary, filing, recordation or other similar tax or fee, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

             (q) "Weatherford" has the meaning set forth in the preamble hereto.

             (r) "Weatherford Group" has the meaning set forth in the first recital hereto.

             (s) "WEI" has the meaning set forth in the first recital hereto.

         22. Notices. All notices and other communications to be given or made hereunder shall be in writing and shall be (a) personally delivered with signed receipt obtained acknowledging delivery; (b) transmitted by postage prepaid registered mail, return receipt requested (air mail if international); or (c) transmitted by facsimile; to a party at the address set out below (or at such other address as it may have provided notification for the purposes hereof to the other party hereto in accordance with this Section).

         If to Grant:                   Grant Prideco, Inc.
                                        1450 Lake Robbins Drive, Suite 600
                                        The Woodlands, Texas 77380
                                        Fax number:  (281) 297-8569
                                        Attention:   President

         If to Weatherford:             Weatherford International, Inc.
                                        515 Post Oak Boulevard, Suite 600
                                        Houston, Texas 77027
                                        Fax number:  (713) 693-4484
                                        Attention:   General Counsel

         23. Binding Effect; Successors. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and any successor, by merger, acquisition of substantially all of a party's assets or otherwise, to either of the parties hereto (including but not limited to any successor of Weatherford or Grant succeeding to the Tax attributes of Weatherford or Grant under Section 381 of the Code), to the same extent as if such successor had been an original party to this Agreement. In addition, in the event of an acquisition of substantially all of the assets of Grant in which gain or loss is not recognized, in whole or in part, for Federal income Tax purposes, Grant shall ensure that any purchaser of such assets shall assume the obligations set forth in this Agreement.

         24. Severability. Any provision of this Agreement that is determined by arbitration as provided herein or a court of competent jurisdiction to be invalid, illegal or unenforceable shall be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable, so long as the material purposes of this Agreement can be determined and effectuated. Should any provision of this Agreement be so declared invalid, illegal or unenforceable, the parties shall agree on a valid provision to substitute for it.

         25. Entire Agreement. This Agreement, including the exhibit and other writings referred to herein or delivered pursuant hereto and the Distribution Agreement, as well as the other agreements entered into by and between Weatherford and Grant in connection with the Spin-Off, constitutes the entire agreement between Weatherford and Grant with respect to the subject matter hereof and supersedes all other agreements, representations, warranties, statements, promises and undertakings, whether oral or written, with respect to the subject matter hereof, including, without limitation, any and all Tax sharing agreements or arrangements (whether oral or written) between Weatherford and the other members of the Weatherford Group (other than the Grant Group) on the one hand and Grant and the other members of the Grant Group on the other hand, that require payments or indemnities to be made with respect to Taxes. This Agreement may not be amended, altered or modified except by a writing signed by duly authorized officers of Weatherford and Grant.

         26. Governing Law. All questions arising out of this Agreement and the rights and obligations created herein, or its validity, existence, interpretation, performance or breach, shall be governed by and construed in accordance with the internal laws of the State of Texas, without regard to or the application of the rules of conflicts of laws set forth in such laws.

         27. Arbitration. The parties agree that any claim arising out of or related to this Agreement shall be governed by the dispute resolution, arbitration and choice of forum provisions set forth in Section 8.3 of the Distribution Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                        WEATHERFORD INTERNATIONAL, INC.


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                        GRANT PRIDECO, INC.

                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                                                       EXHIBIT A
                           MEMBERS OF THE GRANT GROUP


----------------------------------------------------------------------------------------------------
                                                                                              %
                      Name                           Incorporation Jurisdiction           Controlled
----------------------------------------------------------------------------------------------------
Channelview Real Property, Inc.                           Delaware                           100
----------------------------------------------------------------------------------------------------
Citra Grant Prideco Marketing Ltd.                        Jersey Islands                     100
----------------------------------------------------------------------------------------------------
Drill Tube International, Inc.                            Texas                              100
----------------------------------------------------------------------------------------------------
Enerpro de Mexico, S.A. de C.V                            Mexico                             100
----------------------------------------------------------------------------------------------------
EVI Oil Tools Ltd.                                        Scotland                           100
----------------------------------------------------------------------------------------------------
Grant Austria, Inc.                                       Delaware                           100
----------------------------------------------------------------------------------------------------
Grant Prideco (Singapore) Pte Ltd.                        Singapore                          100
----------------------------------------------------------------------------------------------------
Grant Prideco Canada Ltd.                                 Alberta, Canada                    100
----------------------------------------------------------------------------------------------------
Grant Prideco de Venezuela, S.A                           Venezuela                          100
----------------------------------------------------------------------------------------------------
Grant Prideco Holding, L.L.C                              Delaware                           100
----------------------------------------------------------------------------------------------------
Grant Prideco Limited                                     Scotland                           100
----------------------------------------------------------------------------------------------------
Grant Prideco Technology, Inc.                            Delaware                           100
----------------------------------------------------------------------------------------------------
Grant Prideco U.S., L.L.C                                 Delaware                           100
----------------------------------------------------------------------------------------------------
Grant Prideco, Inc.                                       Delaware                           100
----------------------------------------------------------------------------------------------------
Grant Prideco, L.P.                                       Delaware                           100
----------------------------------------------------------------------------------------------------
Grant Prideco, S.A                                        Switzerland                         99
----------------------------------------------------------------------------------------------------
Grant Prideco, S.A. de C.V                                Mexico                             100
----------------------------------------------------------------------------------------------------
Inmobiliaria Industrial de Veracruz, S.A. de C.V          Mexico                             100
----------------------------------------------------------------------------------------------------
Jiangsu Shuguang Grant Prideco Tubular Company            Peoples Republic of China        21.48
----------------------------------------------------------------------------------------------------
Petro-Drive, Inc.                                         Louisiana                          100
----------------------------------------------------------------------------------------------------
Petroleum Equipment Supply Company                        Louisiana                          100
----------------------------------------------------------------------------------------------------
Pridecomex Holding, S.A de C.V                            Mexico                             100
----------------------------------------------------------------------------------------------------
PT H-Tech Oilfield Equipment                              Indonesia                        54.03
----------------------------------------------------------------------------------------------------
TA Industries, Inc.                                       Delaware                           100
----------------------------------------------------------------------------------------------------
Texas Arai, Inc.                                          Delaware                           100
----------------------------------------------------------------------------------------------------
TF de Mexico, S.A de C.V                                  Mexico                           95.36
----------------------------------------------------------------------------------------------------
Tube Alloy Capital Corporation                            Texas                              100
----------------------------------------------------------------------------------------------------
Tube Alloy Corporation                                    Louisiana                          100
----------------------------------------------------------------------------------------------------
Tube Alloy Corporation International                      Texas                              100
----------------------------------------------------------------------------------------------------
Voest-Alpine Middle East Free Establishment Zone          United Arab Emirates                50
----------------------------------------------------------------------------------------------------
Voest-Alpine South America, S.A                           Venezuela                           50
----------------------------------------------------------------------------------------------------
Voest-Alpine Stahlrohr Kindberg GmbH                      Austria                             50
----------------------------------------------------------------------------------------------------
Voest-Alpine Stahlrohr Kindberg GmbH & Co. KG             Austria                             51
----------------------------------------------------------------------------------------------------
Weatherford Mauritius Limited                             Mauritius                          100
----------------------------------------------------------------------------------------------------
XL Systems International, Inc.                            Delaware                           100
----------------------------------------------------------------------------------------------------
XL Systems, Inc.                                          Texas                              100
----------------------------------------------------------------------------------------------------
XLS Holding, Inc.                                         Texas                              100
----------------------------------------------------------------------------------------------------
XLS Systems Antilles, N.V                                 Netherlands Antilles               100
----------------------------------------------------------------------------------------------------
XLS Systems Europe, B.V                                   Netherlands                        100
----------------------------------------------------------------------------------------------------